UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

XPO LOGISTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Five Greenwich Office Park

Greenwich, CT 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 31, 2014, XPO Logistics, Inc. (“XPO”) completed the acquisition of Pacer International, Inc., a Tennessee corporation (“Pacer”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 5, 2014 (the “Merger Agreement”), by and among XPO, Pacer and Acquisition Sub, Inc., a Tennessee corporation and a direct wholly owned subsidiary of XPO (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Pacer (the “Merger”) with Pacer surviving the Merger as an indirect wholly owned subsidiary of XPO. The Merger was effective at 11:59 p.m. Eastern Time on March 31, 2014 (the “Effective Time”).

At the Effective Time, each share of Pacer’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by XPO, Merger Sub or any other direct or indirect wholly owned subsidiary of XPO and not, in each case, held on behalf of third parties and (ii) shares owned by any direct or indirect wholly owned subsidiary of Pacer and not, in each case, held on behalf of third parties) was converted into the right to receive (i) $6.00 in cash and (ii) 0.1017 of a share of XPO Common Stock, which amount is equal to $3.00 divided by the average of the volume-weighted average closing prices of XPO Common Stock for the ten trading days prior to the closing, with such fraction rounded to the nearest 1/10,000.

No fractional share of XPO common stock will be issued in the Merger, and Pacer shareholders who otherwise would have received a fraction of a share of XPO common stock will receive an amount in cash.

As a result of the Merger, XPO will deliver approximately 3,615,342 shares of XPO common stock in aggregate to Pacer shareholders.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference to Exhibit 2.1.

Item 7.01.	Regulation FD Disclosure.

On March 31, 2014, XPO issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

The financial statements and pro forma financial information required to be filed under Item 9.01 of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the closing of the Merger.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 5, 2014, by and among Pacer International, Inc., XPO Logistics, Inc. and Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to XPO’s Current on Form 8-K filed with the SEC on January 6, 2014 (File No. 001-32172)).

99.1	Press Release of XPO Logistics, Inc. dated March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS, INC.

Date: April 1, 2014	By:	/s/ Gordon E. Devens
Name: Gordon E. Devens Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 5, 2014, by and among Pacer International, Inc., XPO Logistics, Inc. and Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to XPO’s Current on Form 8-K filed with the SEC on January 6, 2014 (File No. 001-32172)).

99.1	Press Release of XPO Logistics, Inc. dated March 31, 2013.